UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2015

PALL CORPORATION
(Exact name of registrant as specified in its charter)

New York	001- 04311	11-1541330
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

25 Harbor Park Drive, Port Washington, NY		11050
(Address of principal executive offices)		(Zip Code)

(516) 484-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 28, 2015, Pall Corporation (the “Company”) held a special meeting of shareholders (the “Special Meeting”), at the Company’s headquarters in Port Washington, NY, to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of May 12, 2015, as it may be amended from time to time, (the “Merger Agreement”), among the Company, Danaher Corporation, a Delaware corporation (“Danaher”), and Pentagon Merger Sub, Inc., a New York corporation and an indirect wholly owned subsidiary of Danaher (“Merger Sub”), pursuant to which Merger Sub will merge with and into Pall (the “Merger”), with Pall surviving the Merger as an indirect wholly owned subsidiary of Danaher, (ii) a proposal to approve, by a non-binding advisory vote, the specified compensation arrangements disclosed in the proxy statement that will or may become payable to the Company’s named executive officers in connection with the consummation of the Merger, and (iii) a proposal to approve the adjournment of the Special Meeting if necessary or appropriate in the view of the Pall board of directors, including to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

At the Special Meeting, holders of 88,646,060 shares of Company common stock, which represents approximately 82.9% of the shares of Company common stock outstanding and entitled to vote as of the record date of June 26, 2015, were represented in person or by proxy.

The final voting results for each proposal, each of which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 26, 2015, follow below:

Proposal One–Adoption of the Merger Agreement:

	For	Against	Abstain
Total Shares Voted	87,395,064	478,083	772,913

The proposal to adopt the Merger Agreement was approved by the Company’s shareholders.

Proposal Two–Advisory Vote Regarding Merger-Related Compensation:

	For	Against	Abstain
Total Shares Voted	74,054,774	13,502,365	1,088,921

The non-binding advisory proposal on the specified compensation arrangements disclosed in the proxy statement that will or may become payable to the Company’s named executive officers in connection with the consummation of the Merger was approved by the Company’s shareholders.

Proposal Three–Adjournment or Postponement of the Special Meeting:

	For	Against	Abstain
Total Shares Voted	80,965,501	6,928,502	752,057

Shareholder action on the third proposal was not required because there were sufficient votes at the time of the Special Meeting to adopt the Merger Agreement.

Section 8 — Other Events

Item 8.01. Other Events

On July 29, 2015, the Company issued a press release announcing the final voting results of the Special Meeting, held on July 28, 2015. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

99.1	Press release issued by Pall Corporation on July 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pall Corporation

July 29, 2015	By:	/s/Roya Behnia
	Name:	Roya Behnia
	Title:	Senior Vice President, General Counsel and Corporate Secretary